Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	John J. Hanrahan, 312/822-6586
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES
3rd QUARTER 2007 RESULTS
CHICAGO, October 29, 2007 — CNA Financial Corporation (NYSE: CNA) today announced third quarter 2007 results, which included the following items:
•	Net operating income of $212 million, or $0.78 per diluted share.

•	Net income of $174 million, or $0.64 per diluted share.

•	Property & Casualty Operations combined ratio of 91.6%.

•	Net operating return on equity of 8.6%.

•	Book value per common share of $37.23 at September 30, 2007, as compared to $36.03 at December 31, 2006.

•	An after-tax settlement of $108 million related to a run-off book of business in the Life and Group Non-Core segment.

	Results for the Three Months		Results for the Nine Months
	Ended September 30		Ended September 30
($ millions)	2007	2006	2007	2006

Net operating income (a)	$212	$283	$837	$822
Net realized investment (losses) gains	(38)	22	(142)	(41)

Net income from continuing operations	174	305	695	781
Net income (loss) from discontinued operations	—	6	(8)	(2)

Net income	$174	$311	$687	$779

(a)	Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note N of the Consolidated Financial Statements within the 2006 Form 10-K for further discussion of this measure.

Diluted Earnings Per Share Results Available to Common Stockholders
	Results for the Three Months		Results for the Nine Months
	Ended September 30		Ended September 30
	2007	2006	2007	2006

Net operating income (a)	$0.78	$1.05	$3.08	$3.00
Net realized investment (losses) gains	(0.14)	0.08	(0.52)	(0.16)

Net income from continuing operations	0.64	1.13	2.56	2.84
Net income (loss) from discontinued operations	—	0.02	(0.03)	(0.01)

Net income	$0.64	$1.15	$2.53	$2.83

(a)	The three and nine months ended September 30, 2006 per share results available to common stockholders from net operating income are reduced by $8 million and $46 million, or $0.02 per share and $0.17 per share, of undeclared but accumulated preferred stock dividends. The undeclared but accumulated preferred stock dividends relate to the Company’s Series H Cumulative Preferred Stock which was repurchased from Loews Corporation on August 8, 2006.
Net operating income from continuing operations for the three months ended September 30, 2007 decreased $71 million as compared with the same period in 2006. The decrease in net operating income was driven by the previously disclosed $108 million after-tax settlement related to a run-off book of business in the Life and Group Non-Core segment. This decrease was partially offset by increased favorable net prior year development. The Property & Casualty Operations produced combined ratios of 91.6% and 94.5% in the third quarters of 2007 and 2006.
“CNA’s very disciplined approach to the market continues to serve us well,” said Stephen W. Lilienthal, Chairman and Chief Executive of CNA Financial Corporation. “During the third quarter, our core Property & Casualty Operations performed well with a 91.6% combined ratio. While our third quarter earnings were reduced by a previously disclosed settlement, CNA is well positioned in an increasingly competitive market. Earlier this month, Fitch Ratings acknowledged CNA’s strong position when it upgraded our insurance financial strength ratings to A from A-.”
Net income for the three months ended September 30, 2007 decreased $137 million as compared with the same period in 2006. This decrease was due to decreased net operating income from continuing operations and decreased net realized investment results.
Net realized investment results decreased $60 million for the three months ended September 30, 2007 compared with the same period in 2006. The decrease was primarily driven by higher impairment losses. Other-than-temporary impairment losses were $122 million for the three months ended September 30, 2007 as compared to $30 million in the same period of 2006.
Net operating income from continuing operations for the nine months ended September 30, 2007 increased $15 million as compared with the same period in 2006. The improvement in net operating income was due to increased net investment income and a higher level of favorable net prior year development. These increases to net operating income were partially offset by decreased net operating results in the Life and Group Non-Core segment driven by the settlement discussed above. The Property & Casualty Operations produced combined ratios of 93.8% and 95.5% for the nine months ended September 30, 2007 and 2006.

Net income for the nine months ended September 30, 2007 decreased $92 million as compared with the same period in 2006. This decrease was due to higher net realized investment losses, partially offset by increased net operating income from continuing operations.
Net realized investment losses were $101 million higher for the nine months ended September 30, 2007 compared with the same period in 2006, driven by higher impairment losses. Other-than-temporary impairment losses were $293 million for the nine months ended September 30, 2007 as compared to $56 million in the same period of 2006.

Segment Results for the Three Months Ended September 30, 2007
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$215	$116	$331	$(131)	$12	$212
Net realized investment losses	(20)	(8)	(28)	(6)	(4)	(38)

Net income (loss) from continuing operations	$195	$108	$303	$(137)	$8	$174

Segment Results for the Three Months Ended September 30, 2006
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$163	$119	$282	$(15)	$16	$283
Net realized investment gains (losses)	11	5	16	(7)	13	22

Net income (loss) from continuing operations	$174	$124	$298	$(22)	$29	$305

Segment Results for the Nine Months Ended September 30, 2007
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$580	$372	$952	$(142)	$27	$837
Net realized investment losses	(83)	(34)	(117)	(17)	(8)	(142)

Net income (loss) from continuing operations	$497	$338	$835	$(159)	$19	$695

Segment Results for the Nine Months Ended September 30, 2006
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$463	$343	$806	$(13)	$29	$822
Net realized investment (losses) gains	(4)	(2)	(6)	(37)	2	(41)

Net income (loss) from continuing operations	$459	$341	$800	$(50)	$31	$781

Property & Casualty Operations Gross Written Premiums
	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2007	2006	2007	2006

Standard Lines	$1,464	$1,586	$4,728	$4,726
Specialty Lines	729	785	2,196	2,319

Total P&C Operations	$2,193	$2,371	$6,924	$7,045

Property & Casualty Operations Net Written Premiums
	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2007	2006	2007	2006

Standard Lines	$956	$1,121	$3,171	$3,394
Specialty Lines	683	675	1,972	1,948

Total P&C Operations	$1,639	$1,796	$5,143	$5,342

Property & Casualty Calendar Year Loss Ratios
	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006

Standard Lines	61.6%	68.7%	66.2%	69.4%
Specialty Lines	62.3%	60.7%	61.6%	60.4%
Total P&C Operations	61.9%	65.8%	64.4%	66.1%
Total P&C Companies (a)	80.7%	74.1%	77.0%	74.4%

Property & Casualty Calendar Year Combined Ratios
	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006

Standard Lines	92.7%	99.2%	97.1%	100.5%
Specialty Lines	89.8%	86.6%	88.5%	86.9%
Total P&C Operations	91.6%	94.5%	93.8%	95.5%
Total P&C Companies (a)	110.5%	103.4%	106.7%	104.2%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.

Property & Casualty Gross Accident Year Loss Ratios
	Accident year 2007	Accident year 2006	Accident year 2006
	Evaluated at	Evaluated at	Evaluated at
	September 30, 2007	December 31, 2006	September 30, 2007

Standard Lines	63.4%	68.0%	65.5%
Specialty Lines	62.6%	60.4%	59.3%
Total P&C Operations	63.1%	65.5%	63.4%

Property & Casualty Net Accident Year Loss Ratios
	Accident year 2007	Accident year 2006	Accident year 2006
	Evaluated at	Evaluated at	Evaluated at
	September 30, 2007	December 31, 2006	September 30, 2007

Standard Lines	69.1%	68.1%	67.4%
Specialty Lines	60.9%	60.3%	59.0%
Total P&C Operations	65.9%	65.2%	64.3%

Business Operating Highlights
Standard Lines includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system. This business also includes excess and surplus lines, as well as insurance and risk management products sold to large corporations.
•	Net written premiums decreased $165 million for the third quarter of 2007 as compared with the same period in 2006. Standard Lines retention decreased 4 points to 76% as compared to the same period in 2006. Rates on average decreased 2% during the third quarter of 2007.

•	Net operating income increased $52 million for the third quarter of 2007 as compared with the same period in 2006. This increase was primarily driven by increased favorable net prior year development and increased net investment income. Catastrophe losses were $7 million after-tax in the third quarter of 2007, as compared to $14 million after-tax in the same period of 2006.

•	Net income for the third quarter of 2007 increased $21 million as compared with the same period in 2006. This increase was primarily attributable to improved net operating income, partially offset by decreased net realized investment results.
Specialty Lines provides a broad array of professional, financial and specialty property and casualty products and services.
•	Net written premiums increased $8 million for the third quarter of 2007 as compared with the same period in 2006. Premiums written were unfavorably impacted by decreased production. This unfavorable impact was more than offset by decreased ceded premiums due to the non-renewal of a reinsurance program in May 2007. Specialty Lines retention decreased 3 points to 83% as compared to the same period in 2006. Rates on average decreased 5% during the third quarter of 2007.

•	Net operating income decreased $3 million for the third quarter of 2007 as compared with the same period in 2006. This decrease was primarily driven by increased unfavorable net prior year development and increased expenses. These decreases were partially offset by increased net investment income.

•	Net income decreased $16 million for the third quarter of 2007 as compared with the same period in 2006, primarily due to decreased net realized investment results.
Life and Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the group and individual long term care businesses.
•	Net loss for the third quarter of 2007 increased $115 million as compared with the same period in 2006. The increase was primarily due to the previously discussed after-tax loss of $108 million. Net results were also impacted by lower net investment income related to the pension deposit business.

Corporate and Other Non-Core contains certain corporate expenses such as interest on corporate debt, and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain property and casualty insurance run-off operations, including CNA Re.
•	Net income for the third quarter of 2007 decreased $21 million as compared with the same period in 2006. Net income was unfavorably impacted by decreased net realized investment results, decreased net investment income and unfavorable net prior year development in 2007.
Net Investment Income
Pretax net investment income for the third quarter of 2007 decreased $20 million over the same period of 2006. The decrease was primarily driven by decreases in limited partnership income and results from the trading portfolio.
About the Company
CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. ET today. On the conference call will be Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 208-1711 or for international callers, (913) 312-1517. The call will also be webcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA Website www.cna.com for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available on CNA’s website through November 5, 2007. The replay can also be accessed by dialing (888) 203-1112 or, for international callers, (719) 457-0820. The replay passcode is 3629040. Financial supplement information related to the third quarter results is available on the investor relations pages of the CNA Website or by contacting David Adams at (312) 822-2183.
FINANCIAL MEASURES
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with generally accepted accounting principles (GAAP). For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer to CNA’s filings with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
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